CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds and to the use of our report dated February 18, 2011 on the financial statements and financial highlights of The BeeHive Fund, a series of shares of beneficial interest in the Forum Funds.  Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                                                                                                                BBD, LLP

Philadelphia, Pennsylvania
April 27, 2011

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Forum Funds and to the use of our report dated February 18, 2011 on the financial statements and financial highlights of Lou Holland Growth Fund, a series of shares of beneficial interest in the Forum Funds.  Such financial statements and financial highlights appear in the 2010 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                                                                                                                                BBD, LLP

Philadelphia, Pennsylvania
April 27, 2011